                                                       Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective
Amendment No. 4 to the Form S-3 Registration Statement (File No. 333-45923) of Sun Life Assurance Company of Canada (U.S.) of our report dated February 7, 2001 appearing in the Annual Report on Form 10-K of Sun Life Assurance
Company of Canada (U.S.) for the year ended December 31, 2000.

We also consent to the reference to us under the headings "Accountants" and "Appendix B - Condensed Financial Information - Accumulated Unit Values" in the Prospectus for Futurity Fixed and Variable Annuity, which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
Boston, Massachusetts

April 6, 2001